VirTra Reports Third Quarter and Nine Month 2019 Financial Results

TEMPE, Ariz. — November 12, 2019 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the third quarter and nine months ended September 30, 2019. The unaudited financial statements and notes thereto are available on VirTra’s website and here.

Third Quarter 2019 and Recent Highlights:

●	Awarded $5.0 million IDIQ contract in addition to a $1.7 million expansion order from the Department of Homeland Security for Customs and Border Protection

●	Received $2.3 million follow-on order from the Arizona Department of Public Safety

●	Received $1.1 million expansion order from the U.S. Secret Service

●	Launched the world’s first ultra-high-definition 4k training simulators and received initial order from the Federal Law Enforcement Training Centers (FLETC)

●	Awarded patents for TASER® training and simulating firearms and malfunctions, which strengthens VirTra’s competitive moat and enhances the realism of simulation training

●	Launched driving simulators for U.S. law enforcement and debuted additional new products at IACP 2019

●	Partnered with Force Science Institute to develop additional advanced simulation training for law enforcement officers

●	Engaged JL O’Connell & Associates, a highly regarded business development consultancy, to expand VirTra’s sales and marketing efforts in the military market

Third Quarter and Nine Month 2019 Financial Highlights:

All figures in millions, except per share data	Q3 2019	Q3 2018	% Δ	YTD 2019	YTD 2018	% Δ
Total Revenue	$6.71	$3.55	89%	$12.82	$15.55	-18%

Gross Profit	$3.76	$2.09	80%	$7.07	$10.09	-30%
Gross Margin	55.9%	58.8%	-5%	55.2%	64.9%	-15%

Net Income/(Loss)	$0.94	$0.06	1436%	$(0.01)	$2.09	N/A
Diluted EPS	$0.12	$0.01	1100%	$0.00	$0.25	N/A

Management Commentary

“In the third quarter of 2019, we saw much of our work from prior quarters come to fruition as we achieved the second most successful quarter in our company’s history in terms of recognized revenue and our best third quarter to date,” said Bob Ferris, Chairman and CEO of VirTra. “Financially, the quarter was highlighted by $6.7 million revenue, $937,000 in net income, $1.4 million in adjusted EBITDA, and a record backlog of $11.3 million. When combined with the results of the prior few quarters, Q3 highlights the importance of continuing to evaluate our business on an annual rather than a quarterly basis.

“The results of the third quarter were in large part driven by the operational progress we’ve made throughout the year, including launching upgraded recoil kits, introducing driving simulators, developing new certified curriculum, and bolstering our competitive moat with new patents, all of which have led to increasing VirTra’s status in the market as the most trusted name for effective simulation training. Given our ability to add to our pipeline while fulfilling orders, we are cautiously optimistic that we will be able to continue this momentum for the rest of the year and enter 2020 from a position of strength.”

Third Quarter 2019 Financial Results

Total revenue increased by 89% to $6.7 million from $3.5 million in the third quarter of 2018. The increase in total revenue was due to an increase in the number of simulators and accessories completed and delivered and revenue recognized compared to the same period in 2018.

Gross profit increased 80% to $3.8 million (55.9% of total revenue) from $2.1 million (58.8% of total revenue) in the third quarter of 2018. The increase in gross profit was primarily due to differences in the product mix and the varying quantity of systems, accessories, and services sold.

Net operating expense was $2.5 million compared to $2.0 million in the third quarter of 2018. The increase in net operating expense was due to an increase in selling, general, and administrative (SG&A) expense, costs for labor, benefits, professional services, sales and marketing expense, and research and development expense.

Income from operations was $1.2 million compared to income from operations of $80,000 in the third quarter of 2018.

Net income totaled $937,000, or $0.12 per diluted share, compared to net income of $61,000, or $0.01 per diluted share, in the third quarter of 2018.

Adjusted EBITDA, a non-GAAP financial measure, was $1.4 million compared to adjusted EBITDA of $174,000 in the same period a year-ago.

As of September 30, 2019, cash and cash equivalents and certificates of deposit totaled $5.3 million compared to $3.3 million at the end of the prior quarter. At the end of the quarter, the company had working capital of $6.4 million and no debt.

Financial Results for the Nine Months Ended September 30, 2019

Total revenue was $12.8 million compared to $15.5 million in the first nine months of 2018. The decrease in total revenue was due primarily to the delivery of a large, one-time $4.4 million simulator and accessories order in 2018 that helped equip the police force of Pakistan.

Gross profit was $7.1 million (55.2% of total revenue) compared to $10.1 million (64.9% of total revenue) in the first nine months of 2018. The decrease in gross profit was primarily due to differences in the product mix and the varying quantity of systems, accessories, and services sold.

Net operating expense was $7.2 million, which is consistent with the first nine months of 2018.

Loss from operations was $94,000 compared to income from operations of $2.9 million in the first nine months of 2018.

Net loss totaled $10,000, or $(0.00) per diluted share, compared to net income of $2.1 million, or $0.25 per diluted share, in the comparable period a year ago.

Adjusted EBITDA was $339,000 compared to adjusted EBITDA of $3.3 million in the first nine months of 2018.

Deferred revenue totaled $4.6 million as of September 30, 2019, compared to $2.7 million as of September 30, 2018. The current portion of deferred revenue was $3.0 million as of September 30, 2019, compared to $1.9 million as of September 30, 2018. The increase in deferred revenue was primarily due to customer deposits received on new orders, new service agreements, and new STEP agreements received.

Conference Call

VirTra management will hold a conference call today (November 12, 2019) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chairman and CEO, Bob Ferris, and CFO, Judy Henry, will host the call, followed by a question and answer period.

U.S. dial-in number: 844-369-8770

International number: 862-298-0840

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of VirTra’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 26, 2019.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 56432

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net loss to Adjusted EBITDA is provided in the following table:

Reconciliation of net income (loss) to adjusted EBITDA

	Three Months Ended				Nine Months Ended
	September 30,	September 30,	Increase	%	September 30,	September 30,	Increase	%
	2019	2018	(Decrease)	Change	2019	2018	(Decrease)	Change

Net income (loss)	$937,107	$61,000	$876,107	1436%	$(9,526)	$2,088,150	$(2,097,676)	-100%
Adjustments:
Provision for income taxes	347,787	36,000	311,787	866%	23,539	871,747	(848,208)	-97%
Depreciation and amortization	77,259	74,746	2,513	3%	222,471	217,952	4,519	2%
EBITDA	$1,362,153	$171,746	$1,190,407	693%	$236,484	$3,177,849	$(2,941,365)	-93%
Impairment loss on That’s Eatertainment, related party	-	-	-	-%	-	134,140	(134,140)	-100%
Non-cash stock option compensation	-	1,796	(1,796)	-100%	-	6,656	(6,656)	-100%
Reserve for note receivable	-	-	-	-%	102,473	-	102,473	100%

Adjusted EBITDA	$1,362,153	$173,542	$1,188,611	685%	$338,957	$3,318,645	$(2,979,688)	-90%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860

VIRTRA, INC.

CONDENSED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,377,712	$2,500,381
Certificates of deposit	1,915,000	3,490,000
Accounts receivable, net	1,431,408	1,302,010
Interest receivable	18,490	21,385
That’s Eatertainment note receivable, net, related party	-	292,138
Trade note receivable, net	-	96,282
Inventory, net	2,818,100	1,612,002
Unbilled revenue	2,111,374	689,153
Prepaid expenses and other current assets	498,162	377,520

Total current assets	12,170,246	10,380,871

Long-term assets:
Property and equipment, net	948,588	678,245
Operating lease right-of-use asset	1,462,922	-
Intangible assets, net	154,074	-
That’s Eatertainment note receivable, long term, related party	291,110	-
Trade note receivable, long term	-	6,843
Security deposits, long-term	19,712	339,756
Other assets, long-term	340,438	292,298
Deferred tax asset, net	2,383,000	2,400,000
Investment in That’s Eatertainment, related party	1,120,000	1,120,000

Total long-term assets	6,719,844	4,837,142

Total assets	$18,890,090	$15,218,013

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,047,334	$429,949
Accrued compensation and related costs	950,429	613,691
Accrued expenses and other current liabilities	478,398	632,606
Note payable, current	-	11,250
Operating lease liability, short-term	291,373	-
Deferred revenue, short-term	3,005,372	1,924,307

Total current liabilities	5,772,906	3,611,803

Long-term liabilities:
Deferred revenue, long-term	1,601,169	962,356
Deferred rent liability	-	46,523
Operating lease liability, long-term	1,251,098	-

Total long-term liabilities	2,852,267	1,008,879

Total liabilities	8,625,173	4,620,682

Commitments and contingencies (See Note 10)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,745,030 shares issued and outstanding as of September 30, 2019 and 7,827,651 shares issued and 7,816,944 shares outstanding as of December 31, 2018	775	783
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Treasury stock at cost; nil shares outstanding as of September 30, 2019 and 10,707 shares outstanding as of December 31, 2018	-	(37,308)
Additional paid-in capital	13,912,646	14,272,834
Accumulated deficit	(3,648,504)	(3,638,978)

Total stockholders’ equity	10,264,917	10,597,331

Total liabilities and stockholders’ equity	$18,890,090	$15,218,013

See accompanying notes to unaudited condensed financial statements.

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues:
Net sales	$6,682,728	$3,506,179	$12,696,810	$15,027,580
That’s Eatertainment royalties/licensing fees, related party	28,561	41,038	100,993	512,545
Other royalties/licensing fees	2,120	1,680	21,257	5,755
Total revenue	6,713,409	3,548,897	12,819,060	15,545,880

Cost of sales	2,957,865	1,461,754	5,748,001	5,452,906

Gross profit	3,755,544	2,087,143	7,071,059	10,092,974

Operating expenses:
General and administrative	2,127,422	1,683,979	6,074,213	6,218,135
Research and development	381,654	323,626	1,090,960	996,908

Net operating expense	2,509,076	2,007,605	7,165,173	7,215,043

Income (loss) from operations	1,246,468	79,538	(94,114)	2,877,931

Other income (expense)
Other income	38,426	21,032	114,158	86,508
Other expense	-	(3,570)	(6,031)	(4,542)

Net other income	38,426	17,462	108,127	81,966

Income before provision for income taxes	1,284,894	97,000	14,013	2,959,897

Provision for income taxes	347,787	36,000	23,539	871,747

Net income (loss)	$937,107	$61,000	$(9,526)	$2,088,150

Net income (loss) per common share:
Basic	$0.12	$0.01	$(0.00)	$0.26
Diluted	$0.12	$0.01	$(0.00)	$0.25

Weighted average shares outstanding:
Basic	7,745,030	7,911,807	7,748,543	7,907,864
Diluted	7,721,574	8,247,841	7,748,543	8,256,098

See accompanying notes to unaudited condensed financial statements.

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30, 2019	September 30, 2018

Cash flows from operating activities:
Net (loss) income	$(9,526)	$2,088,150
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	434,405	217,952
Deferred taxes	17,000	860,181
Impairment of investment in That’s Eatertainment, related party	-	134,140
Stock compensation	-	6,656
Reserve for note receivable	102,473	-
Changes in operating assets and liabilities:
Accounts receivable, net	(129,398)	(1,072,594)
Trade note receivable, net	652	-
Interest receivable	3,923	-
Inventory	(1,206,098)	(147,609)
Unbilled revenue	(1,422,221)	751,042
Prepaid expenses and other current assets	(120,642)	(149,890)
Other assets	(48,140)	-
Security deposits, long-term	320,044	-
Accounts payable and other accrued expenses	799,915	776,795
Payments on operating lease liability	(178,909)	-
Deferred revenue	1,719,878	(345,711)

Net cash provided by operating activities	283,356	3,119,112

Cash flows from investing activities:
Purchase of certificates of deposit	(3,560,000)	-
Redemption of certificates of deposit	5,135,000	-
Purchase of intangible assets	(160,000)	-
Purchase of property and equipment	(489,518)	(292,827)
Proceeds from sale of property and equipment	2,631	-

Net cash provided by (used in) investing activities	928,113	(292,827)

Cash flows from financing activities:
Repurchase of stock options	(16,110)	(32,000)
N/P Payable -Profiles	(11,250)	(11,250)
Stock options exercised	11,426	10,500
Purchase of treasury stock	(318,204)	-

Net cash used in financing activities	(334,138)	(32,750)

Net increase in cash	877,331	2,793,535
Cash, beginning of period	2,500,381	5,080,445

Cash, end of period	$3,377,712	$7,873,980

Supplemental disclosure of cash flow information:
Cash paid:
Taxes	$6,539	$102,543

Supplemental disclosure of non-cash investing and financing activities:

Conversion of accounts to note receivable	-	693,044
Conversion of That’s Eatertainment note receivable to long term, related party	292,138	-

See accompanying notes to unaudited condensed financial statements.